Exhibit 3.4
BYLAWS
OF
NATIONSTAR MORTGAGE HOLDINGS INC.
ARTICLE I
OFFICES
     SECTION 1.1 REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.
     SECTION 1.2 OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
MEETING OF STOCKHOLDERS
     SECTION 2.1 ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote on the election of directors shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the Board of Directors at such time and place, either within or without the State of Delaware, as set forth in the notice of such meeting..
     SECTION 2.3 VOTING.
          (a) Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by a plurality of the votes cast at any meeting of shareholders. All other matters shall be decided by the affirmative vote of a majority of the votes cast at any meeting of the stockholders except as otherwise required by law, the Certificate of Incorporation of the corporation, these Bylaws or the laws of the State of Delaware.
          (b) A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     SECTION 2.4 QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     SECTION 2.5 NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.
     Without limiting the foregoing, any notice to stockholders given by the corporation pursuant to this Section 2.5 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.
     SECTION 2.6 ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
DIRECTORS
     SECTION 3.1 NUMBER AND TERM. The number of directors shall be not less than one nor more than fifteen. The first Board of Directors shall consist of one director. Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify, or until such director’s earlier death, resignation, disqualification or removal from office. Directors need not be stockholders.
     SECTION 3.2 RESIGNATIONS. Any director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
     SECTION 3.3 VACANCIES. Vacancies on the Board of Directors, any committee thereof and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly elected and qualified.
     SECTION 3.4 REMOVAL.
          (a) Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.
          (b) Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or if there be classes of directors, at an election of the class of directors of which he or she is a part.

          (c) If the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.
     SECTION 3.5 POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these Bylaws conferred upon or reserved to the stockholders.
     SECTION 3.6 COMMITTEES.
          (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
          (b) Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     SECTION 3.7 MEETINGS.
          (a) The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.
          (b) Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
          (c) Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the Board of Directors, or shall be stated in the call of the meeting. Such notice may be given by means of electronic transmission.
          (d) Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     SECTION 3.8 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     SECTION 3.9 COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
     SECTION 3.10 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.
     SECTION 3.11 INCREASE OF NUMBER. The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors then in office, though less than a quorum, or, by the affirmative vote of a majority interest of the shareholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.
ARTICLE IV
OFFICERS
     SECTION 4.1 OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

     SECTION 4.2 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     SECTION 4.3 TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filed by the Board at any regular or special meeting.
     SECTION 4.4 CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and the Chairman shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
     SECTION 4.5 PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.
     SECTION 4.6 VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.
     SECTION 4.7 TREASURER.
          (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.
          (b) The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the

Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the board shall prescribe.
     SECTION 4.8 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the directors or the President. The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
     SECTION 4.9 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.
ARTICLE V
INDEMNIFICATION
     SECTION 5.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 5.3, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     SECTION 5.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OF PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 5.3, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     SECTION 5.3 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 5.1 or Section 5.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum (such directors, the “Non-Party Directors”), or (ii) by a committee of Non-Party Directors designated by majority vote of the Non-Party Directors, even though less than a quorum, or (iii) if there are no Non-Party Directors, or, if the Non-Party Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. Notwithstanding anything contained in this Section 5.3 to the contrary, the corporation shall not be required to indemnify any person against any liability, cost or expense (including attorneys’ fees) incurred by such person in connection with any action, suit or proceeding voluntarily initiated or prosecuted by such person unless the initiation or prosecution of such action, suit, or proceeding by such person was authorized by a majority of the entire Board of Directors, provided, however, that a majority of the entire Board of Directors may, after any such action, suit or proceeding has been initiated or prosecuted, in its discretion, indemnify any such person against any such liability, cost or expense.
     SECTION 5.4 GOOD FAITH DEFINED. For purposes of any determination under Section 5.3, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him or her by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or other enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 5.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 5.4 shall not be deemed to be exclusive or to limit in any way the circumstance in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 5.1 or 5.2, as the case may be.
     SECTION 5.5 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 5.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 5.1 and 5.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 5.1 or 5.2, as the case may be. Notice of any application for indemnification pursuant to this Section 5.5 shall be given to the corporation promptly upon the filing of such application.
     SECTION 5.6 EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a present or former director or officer in defending or investigating a threatened or pending action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such present or former director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article V.
     SECTION 5.7 NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 5.1 and 5.2 shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of or advancement of expenses to any person who is not specified in Sections 5.1 or 5.2, including employees or agents of the corporation, but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
     SECTION 5.8 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article V.

     SECTION 5.9 MEANING OF “CORPORATION” FOR PURPOSES OF ARTICLE V. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     SECTION 5.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director, officer, employee or agent as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1 CERTIFICATES OF STOCK. One or more certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him or her in the corporation; provided, however, that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Any or all of the signatures on a certificate may be facsimiles.
     SECTION 6.2 LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
     SECTION 6.3 TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof or by their duly authorized attorneys or legal representatives. With respect to shares of stock represented by certificates, upon such transfer, the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates, if applicable, shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
     SECTION 6.4 STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 6.5 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.
     SECTION 6.6 SEAL. The corporate seal, if any, shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     SECTION 6.7 FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
     SECTION 6.8 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.
     SECTION 6.9 NOTICE AND WAIVER OF NOTICE.
          (a) Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and, if mailed, any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.
          Without limiting the foregoing, any notice to any person given by the corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by such person to whom the notice is given. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which such person has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which such person has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to such person of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to such person. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.
          (b) Whenever any notice is required by law, the Certificate of Incorporation of the corporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VII
AMENDMENTS
     These Bylaws may be altered or repealed, in whole or in part, and Bylaws may be made at any annual or special meeting of the stockholders if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors, or at any special meeting of the Board of Directors.